                                   EXHIBIT 3.1


                               WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK


                             NUPRO INNOVATIONS INC.



                        ( $0.001 Par Value Common Stock )











                  ---------------------------------------------
                                   Subscriber



                                 April 30, 1999



                  ---------------------------------------------
                      Warrant to Purchase Number of Shares
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NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE
HEREOF HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), BUT ARE BEING OFFERED AND SOLD IN RELIANCE UPON REGULATION S UNDER THE ACT. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON (AS DEFINED IN REGULATION S) UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. NEITHER THE WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS WARRANT MAY NOT BE ASSIGNED, HYPOTHECATED, SOLD OR OTHERWISE TRANSFERRED UNDER ANY CIRCUMSTANCE.



                               WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK


THIS CERTIFIES THAT, for value received, subject to the terms and conditions set forth herein,


Name:
         -----------------------------------------------------------------------

Address:
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------


is entitled to subscribe for and purchase from NuPro Innovations Inc., a Delaware corporation (the "Company"), duly authorized, validly issued, fully paid and non-assessable shares, subject to adjustment as set forth herein (the "Shares"), of the Company's common stock, $0.001 par value per share (the "Common Stock"), at the price per share of U.S. $2.50 (the "Exercise Price"). As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

1. Term. This Warrant is exercisable, in whole or in part, at any time and from time to from and after the date hereof and on or prior to December 31, 2000 (the "Exercise Date") or at such later date as the Company, in its sole discretion, shall determine after giving written notice to the holder hereof (the "Holder"). This Warrant is only exercisable if the Holder has converted all Debentures held by him pursuant to Holder's purchase of a Unit under the Company's Confidential Offering Memorandum dated March 31, 1999

2. Method of Exercise; Payment; Issuance of New Warrant. This Warrant may be exercised by the holder hereof by the surrender of this Warrant (with the Notice of Exercise from attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by cash, check or cancellation of indebtedness, of an amount equal to the Exercise Price per share multiplied by the number of shares of Common Stock then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to become the holder(s) of the shares of Common Stock represented thereby (and such shares of Common Stock shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the holder hereof as soon as possible and, unless this Warrant has been fully exercised or expired, a new Warrant
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representing a portion of the shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible thereafter.

         THE HOLDER HEREBY ACKNOWLEDGES THAT THIS WARRANT MAY NOT BE EXERCISED WITHIN THE UNITED STATES (INCLUDING ITS TERRITORIES AND POSSESSIONS), AND THAT THE SHARES OF COMMON STOCK ISSUABLE UNDER THIS WARRANT MAY NOT BE DELIVERED WITHIN THE UNITED STATES UPON EXERCISE, OTHER THAN IN OFFERINGS DEEMED TO MEET THE DEFINITION OF "OFFSHORE TRANSACTION" PURSUANT TO RULE 902(h) OF REGULATION S, UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

3. Stock Fully Paid; Reservation of Shares of Common Stock. All shares of Common Stock that may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period with which this Warrant may be exercised, the Company will at all times have duly authorized and reserved, for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock.

4. Adjustments to Exercise Price and Number of Shares of Common Stock. The number and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as set forth in Exhibit B attached hereto upon the occurrence of certain events described herein. The provisions of Exhibit B are incorporated by reference herein with the same effect as if set forth in full herein. In addition, any dates that correspond to a particular Exercise Price may be extended to a later date as the Company, in its sole discretion, shall determine after giving written notice to the holder hereof.

5. Notices of Record Date. In the event of any taking by the Company of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with each such event, the Company shall mail to the holder of this Warrant at least ten (10) days prior to such record being taken, written notice of such action. Each such notice shall specify the amount and character of any such dividend, distribution or right(s), and shall set forth, in reasonable detail, the matter requiring any such vote of the stockholders.

6. Nontransferability. This Warrant may not be assigned, hypothecated, sold or otherwise transferred under any circumstance.

7. Rights as Stockholders. Except as set forth herein, no holder of this Warrant, as such, shall be entitled to vote upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or be deemed the holder of Common Stock until this Warrant shall have been exercised and the shares of Common Stock purchasable upon such exercise shall have become deliverable, as provided herein.

8. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

9. Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or sent to each such holder at its address as shown on the books of the Company or to the Company at the address indicated above on this Warrant and shall be deemed received by the holder upon the earlier of actual receipt or, if sent by certified mail (postage pre-paid), five (5) days after deposit in the U.S. mail.


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
10. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the United States of America and the State of Delaware.


Date:                 , 1999            NuPro Innovations Inc.
      ---------------                   5151 East Broadway Blvd
                                        Tucson, Arizona, USA
                                        85711


                                        By:
                                            --------------------------------
                                            Gary A. Fitchett, President


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
                                                                       EXHIBIT A


                               NOTICE OF EXERCISE



TO:      NUPRO INNOVATIONS INC.


1. The undersigned hereby elects to purchase ________________________ shares of Common Stock of the Company pursuant to the terms of the attached Warrant, at the price per share of U.S. $ 2.50, and tenders herewith payment of the purchase price of such shares in full, being U.S. $ _______________________ .

2. The undersigned represents and warrants that the undersigned is not a U.S. Person (as defined in Regulation S promulgated under the Act) and this Warrant is not being exercised on behalf of a U.S. Person.



Date: _____________________________________





                            ____________________________________________________
                                                                     (SIGNATURE)


                            ____________________________________________________
                                                           (NAME - PLEASE PRINT)


                            ____________________________________________________


                            ____________________________________________________
                                                                       (ADDRESS)


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
                                                                       EXHIBIT B


                              ADJUSTMENT PROVISIONS


1. Capitalized Terms. Capitalized terms used in this Exhibit B that are not otherwise defined herein shall have the respective meanings assigned to them in the attached Warrant if therein defined.

2. Reclassification or Merge. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in any case of any Merger of the Company with or into another corporation or entity (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification of outstanding securities issuable upon exercise of this Warrant), or in any case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation or entity, as the case may be, shall execute a new Warrant providing that the holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise, in lieu of each share of Common Stock therefore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Exhibit B. The provisions of this Section 2 shall similarly apply to successive reclassifications, changes, mergers and transfers.

3. Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Exercise Price and the number of Shares issuable upon exercise hereof shall be proportionately adjusted.

4. Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend in shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total # of shares of Common Stock outstanding immediately after such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution, and the number of Shares subject to this Warrant.

5. Other Distributions. In the event the Company shall declare a dividend or distribution payable in cash, securities of other persons, evidences of indebtedness issued by the Company or other persons, assets or options or rights not referred to in Sections 2, 3 or 4 of this Exhibit B, then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any dividend or distribution as though it were the holder of the Shares as of the record date fixed for the determination of the stockholders of the Company entitled to receive such dividend or distribution.

6. No Impairment. The Company will not by amendment of its Articles or Bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Exhibit B and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

7. Notice of Adjustments. Whenever the Exercise Price shall be adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days of such adjustment deliver a certificate signed by its chief financial officer to the holder hereof setting forth, in reasonable detail, the event requiring the adjustment the amount of the adjustment the method by which such adjustment was calculated, and the Exercise Price after giving effect to such adjustment.


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